Exhibit 10.1k2


                               1993 ADDENDUM
                                     TO
                   GRINNELL CORPORATION COLUMBIA PLANT

        RETIREMENT SAVINGS AND INVESTMENT PLAN FOR HOURLY
      EMPLOYEES COVERED BY A COLLECTIVE BARGAINING AGREEMENT
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     The Grinnell Corporation Columbia Plant Retirement Savings and Investment

Plan for Hourly Employees Covered by a Collective Bargaining Agreement established effective July 1, 1992 by means of the Goodwin, Procter & Hoar Regional Prototype Non-Standard Profit Sharing Section 401(k) Plan Basic Plan Document No. 1, Adoption Agreement 002 and Attachment thereto is hereby further amended as follows:

     1. Effective July 1, 1993, the term "Entry Date" shall mean the first day of each calendar quarter.

     2. Effective January 1, 1993, Section 7.05(a) is hereby amended by deleting the second, third and fourth paragraphs of said Section and substituting in lieu thereof the following:

     "If, upon termination of employment, the value of a Member's vested account balances derived from Employer and Employee contributions is not greater than $3,500, the Member shall receive a distribution of the value of his vested account balances in a lump sum pursuant to the provisions of Section
     7.07 within a reasonable time after his termination of employment.

     If, upon termination of employment, a Member has no vested interest in his Matching Account and Employer Account, the Member shall be deemed to have received a distribution of his interest in such Account as of his termination date and the non-vested portion of his Matching Account and Employer Account shall be treated as a forfeiture as of such date and applied to reduce future Matching Contributions."



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     3. Effective October 1, 1993, Members shall be permitted to borrow from the
Plan pursuant to Section 7.10 of the Basic Plan Document; provided, however, that Members shall not be permitted to borrow from their Matching Accounts or their Employer Accounts.

     IN WITNESS WHEREOF, the foregoing has been executed by a duly authorized member on behalf of the Tyco Laboratories, Inc. Retirement Committee this 16
                                                                          --
day of December, 1993.
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                              TYCO LABORATORIES, INC. RETIREMENT
                              COMMITTEE



                              By /s/ John A. Helfrich
                                -----------------------------------